Exhibit 99.2

One Commerce Square

Memphis, TN 38150

NEWS RELEASE

Media Contact: Eileen M. Sarro

(919) 683-7642

Investor Relations Contact: M.J.A. “Jekka” Pinckney

(901) 523-3525

NATIONAL COMMERCE FINANCIAL TO HOST CONFERENCE CALL, 1:00 P.M. ET TODAY

Conference call to be webcast at www.ncfcorp.com

MEMPHIS, Tennessee (May 29, 2003) — William R. Reed, of National Commerce Financial Corporation (NYSE: NCF), will host a conference call today at 1:00 p.m. ET to discuss management and director changes announced in a release earlier today.

In a press release issued this morning, Ernest C. Roessler announced his early retirement as an officer and a director of the company, effective today. William R. Reed, Jr. has been named president and CEO, and Eugene J. McDonald, an independent board member, has been named chairman of the board of NCF. McDonald is founding president of Duke Management Company, and currently serves as investment counsel to Duke University and chief investment officer of Quellos Private Capital Markets. The earlier release omitted the fact that William Reed was also appointed to the NCF board.

Shareholders and interested parties may access the conference call via live webcast through a link on the company’s website at www.ncfcorp.com. A replay of the conference call will also be available 24 hours a day, by telephone and at www.ncfcorp.com, following the call through Friday, June 13.

Conference Call Participant Access:

Webcast:      www.ncfcorp.com

Telephone:   800-289-0544

Replay (available through June 13): (719) 457-0820 or (888) 203-1112, pass code 534248

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